EXHIBIT 23.3
Consent of Independent Registered Public Accounting Firm
The Board of Directors
The Pepsi Bottling Group, Inc.:
We consent to the use of our reports dated February 25, 2005, with respect to the consolidated statements of operations, changes in shareholders’ equity, and cash flows of The Pepsi Bottling Group, Inc. and subsidiaries for the fiscal year ended December 25, 2004 and the related financial statement schedule, incorporated herein by reference.
/s/ KPMG LLP
New York, New York
May 2, 2007